SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|
Check the appropriate box:
|_| Preliminary proxy statement  |_| Confidential, for use of the Commission
                                     only (as permitted by Rule 14a-6(e)(2))
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    ---------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

(5) Total fee paid:

    --------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials:        N/A

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    --------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

    --------------------------------------------------------------------------

(3) Filing party:

    --------------------------------------------------------------------------
(4) Date filed:

    --------------------------------------------------------------------------
----------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                             5697 Rising Sun Avenue
                        Philadelphia, Pennsylvania 19120

                             ----------------------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                                  June 30, 1998

                              ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Global Telecommunication Solutions, Inc. ("Company"), will be held at the Adams Mark Hotel, City Avenue and Monument Road, Philadelphia, Pennsylvania 19131, on Tuesday, June 30, 1998, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

     (i) To elect two Class I Directors, each to serve for the ensuing three-year period until his respective successor is elected and qualified;

     (ii) To approve an amendment to the Company's 1994 Performance Equity Plan ("1994 Plan") to (i) increase the number of shares of Common Stock available for issuance upon exercise of options and other awards granted or which may be granted thereunder from 500,000 shares to 1,500,000 shares and (ii) revise Section 4.2 of the 1994 Plan, which currently provides for an annual automatic grant of options to purchase 3,334 shares of Common Stock to each director, to (a) apply to only non-employee directors and (b) increase the number of options granted annually to each non-employee director from 3,334 shares to 10,000 shares; and

     (iii)To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on May 22, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Annual Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Annual Meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the Annual Meeting and your cooperation in this respect is appreciated. You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the Annual Meeting.

                                      By Order of the Board of Directors


                                      David S. Tobin
                                      Secretary

Philadelphia, Pennsylvania
June 5, 1998

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 30, 1998

                              ---------------------


     This Proxy Statement and the accompanying form of proxy is furnished to stockholders of Global Telecommunication Solutions, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Adams Mark Hotel, City Avenue and Monument Road, Philadelphia, Pennsylvania 19131, on Tuesday, June 30, 1998, at 10:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted "FOR" the election of the nominees below under Proposal I, "FOR" the approval of the amendment to the 1994 Performance Equity Plan ("1994 Plan") as described below under Proposal II, and, in the discretion of the proxies named on the proxy card with respect to any other matters property brought before the Annual Meeting and any adjournments thereof.

     The Company's executive offices are located at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120. On or about June 5, 1998, this Proxy Statement and the accompanying form of proxy, together with the Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, are to be mailed to each stockholder of record at the close of business on May 22, 1998.

                                VOTING SECURITIES

     The Board of Directors has fixed the close of business on May 22, 1998 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of May 22, 1998, the Company had issued and outstanding 5,991,772 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the highest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote), will not be counted in such nominee's favor. All other matters to be voted on, including the amendment to the 1994 Plan, will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 22, 1998 with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee, (iii) the Company's Chief Executive Officer and the two other most highly compensated executive officers whose individual compensation exceeded $100,000 during the year ended December 31, 1997 (collectively, the "Named Executive Officers"), and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission ("Commission"). Unless otherwise indicated, the address of the persons listed below is c/o Global
Telecommunication Solutions, Inc., 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120.


                                                                                          Shares
                                                                                        Beneficially
Name and Address of Beneficial Owner                                                      Owned(1)           Percent
------------------------------------                                                     ----------          -------
Robert Bogin..............................................................                103,334(2)          1.7%
Randolph Cherkas..........................................................                   433,387          7.2%
Shelly Finkel.............................................................                371,246(3)          6.1%
      c/o Shelly Finkel Management, Inc.
      60 East 42nd Street, Suite 464
      New York, New York 10165
Alan W. Kaufman...........................................................                 16,670(4)            *
Donald L. Ptalis..........................................................                 15,766(5)            *
J. Mark Rubenstein........................................................                   401,284          6.7%
Jack N. Tobin.............................................................                 10,001(6)            *
Cory Eisner...............................................................                 23,168(7)            *
      c/o Global Telecommunication Solutions, Inc.
      2 Expressway Plaza
      Roslyn Heights, New York 11577
David S. Tobin............................................................                 61,248(8)          1.0%
Michael Hoppman...........................................................                 12,500(9)            *
Barry Rubenstein..........................................................              1,464,785(10)        21.7%
      68 Wheatley Road
      Brookville, New York 11545
Wheatley Partners LLC.....................................................               916,667(11)          13.9%
      80 Cuttermill Road
      Great Neck, New York 11021
Gary J. Wasserson.........................................................               126,843(12)          2.1%
      534 Righters Mill Road
      Penn Valley, Pennsylvania 19072
All executive officers and directors as a group                                        1,448,604(13)          22.8%
      (10 persons)........................................................

-----------------------------------

*    Less than 1%.

(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days from May 22, 1998 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of May 22, 1998 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)  Represents shares of Common Stock underlying currently exercisable options.

(3) Includes (i) 16,667 shares of Common Stock underlying warrants ("December 1996 Warrants") issued by the Company in connection with a private placement consummated in December 1996 ("December 1996 Private Placement"),
     (ii) 73,334 shares of Common Stock issuable upon exercise of currently exercisable options and (iii) an aggregate of 30,873 shares of Common Stock underlying warrants which are of the same class as those issued in connection with the Company's initial public offering ("IPO") in December 1994 and currently quoted on the Nasdaq SmallCap Market ("Public Warrants"). Does not include 50,000 shares of Common Stock issuable upon exercise of options which become exercisable in January 1999.

(4) Includes 1,667 shares of Common Stock underlying Public Warrants and 13,334 shares of Common Stock issuable upon exercise of currently exercisable options.

(5) Includes 5,398 shares of Common Stock issuable upon conversion of $50,000 principal amount of certain debentures ("Convertible Debentures") issued by Global Link Telecom Corporation ("Global Link"), a wholly-owned subsidiary of the Company, and guaranteed by the Company, 127 shares of Common Stock issuable upon exercise of warrants issued in connection with the Convertible Debentures and 10,001 shares of Common Stock issuable upon exercise of currently exercisable options.

(6) Represents shares of Common Stock issuable upon exercise of currently exercisable options.

(7) Includes 334 shares of Common Stock underlying Public Warrants and 22,502 shares of Common Stock issuable upon exercise of options. Does not include 17,499 shares of Common Stock underlying options, 833 of which vest in October 1998, 8,333 of which vest in January 1999 and 8,333 of which vest in January 2000.

(8) Represents shares of Common Stock underlying currently exercisable options. Does not include 43,055 shares of Common Stock underlying options, 37,500 of which vest in January 1999, and 5,555 of which vest in February 1999.

(9) Represents shares of Common Stock underlying currently exercisable options. Does not include 37,500 shares of Common Stock underlying options, 10,000 of which vest in August 1998 and 1999, 12,500 of which vest in May 1999 and 5,000 of which vest in August 2000.

(10) Includes 10,334 shares of Common Stock owned by The Marilyn and Barry Rubenstein Family Foundation, a tax exempt organization of which Mr. Rubenstein is a trustee, and 26,667 shares of Common Stock owned by Marilyn Rubenstein, Mr. Rubenstein's spouse. Mr. Rubenstein disclaims beneficial ownership over all of such shares. Also includes 151,667 shares of Common Stock (including 13,334 shares of Common Stock underlying Public Warrants and 66,667 shares underlying December 1996 Warrants) owned by Woodland Partners, a New York general partnership of which Mr. Rubenstein is a partner. Also includes 108,334 shares of Common Stock (including 33,334 shares of Common Stock underlying December 1996 Warrants) owned by the Woodland Venture Fund, a New York limited partnership of which Mr. Rubenstein is a general partner. Also includes 33,334 shares of Common Stock underlying December 1996 Warrants owned by Seneca Ventures, a New York limited partnership of which Mr. Rubenstein is a general partner. Also includes 313,333 and 20,000 shares of Common Stock underlying December 1996 Warrants owned by Wheatley Partners, L.P. ("Wheatley") and Wheatley Foreign Partners, L.P. ("Wheatley Foreign"), respectively. Also includes 235,000 and 15,000 shares of Common Stock underlying Public Warrants owned by Wheatley and Wheatley Foreign, respectively. Mr. Rubenstein is a member and officer of Wheatley Partners LLC, a Delaware limited liability company which is the general partner of Wheatley, and also a general partner of Wheatley Foreign. Mr. Rubenstein disclaims beneficial ownership of the securities owned by Woodland Partners, Woodland Venture Fund, Seneca Ventures, Wheatley and Wheatley Foreign except to the extent of his equity interest therein. Also includes 10,000 shares of Common Stock owned by the Rubenstein Family LP, a New York limited partnership of which Mr. Rubenstein is a general partner. Also includes 68,057 shares of Common Stock owned individually by Barry Rubenstein, 63,333 shares of Common Stock held in his IRA Rollover account, 18,057 shares of Common Stock underlying Public Warrants and 58,334 shares issuable upon exercise of currently exercisable options. Does not include 50,000 shares of Common Stock underlying options which become exercisable in September 1998.

(11) Includes 313,333 and 20,000 shares of Common Stock underlying December 1996 Warrants owned by Wheatley and Wheatley Foreign, respectively. Also includes 235,000 and 15,000 shares of Common Stock underlying Public

     Warrants owned by Wheatley and Wheatley Foreign, respectively. Such entities are controlled by Wheatley Partners LLC, a Delaware limited liability company which is the general partner of Wheatley and a general partner of Wheatley Foreign. The members and officers of Wheatley Partners LLC are Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber, Jonathan Lieber and Matthew Smith.

(12) Includes 56,668 shares of Common Stock issuable upon exercise of currently exercisable options.

(13) Includes those shares of Common Stock deemed to be included in the respective beneficial ownership of Messrs. Bogin, Finkel, Kaufman, Ptalis, Jack Tobin, Eisner, David Tobin and Hoppman as described in notes 2, 3, 4, 5, 6, 7, 8 and 9 above. Also includes shares of Common Stock owned by Randolph Cherkas and J. Mark Rubenstein, directors of the Company.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater-than-ten percent stockholders are required by Commission regulation to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all filings under Section 16(a) were made as required.


                    PROPOSAL I: ELECTION OF CLASS I DIRECTORS

     The Board is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors (Class I Directors), currently consisting of Shelly Finkel and Robert Bogin, will expire at the Annual Meeting; the term of the second class of directors (Class II Directors), currently consisting of Alan W. Kaufman and Donald L. Ptalis, will expire at the annual meeting of stockholders to be held in 1999; and the term of the third class of directors (Class III Directors), currently consisting of Jack N. Tobin, Randolph Cherkas and J. Mark Rubenstein, will expire at the annual meeting of stockholders to be held in 2000. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified. In connection with a voting agreement entered into in connection with the acquisition of Global Link (the "Global Link Merger") described in "Certain Relationships and Related Transactions -- The Global Link Merger," certain stockholders of the Company ("GTS Major Stockholders") and certain former stockholders of Global Link ("Global Link Major Stockholders"), all of whom are now stockholders of the Company, have the right to designate nominees to the Board. Mr. Finkel is the designee ("GTS Designee") of the GTS Major Stockholders and Robert Bogin is the designee ("Global Link Designee") of the Global Link Major Stockholders. The GTS Major Stockholders, holding in the aggregate 400,580 shares of Common Stock, each have agreed to vote all of his shares of Common Stock for the election of the Global Link Designee and each of the Global Link Major Stockholders, holding, in the aggregate 227,488 shares of Common Stock, each have agreed to vote all of his shares of Common Stock for the GTS Designee.

Information About the Nominees

     Two persons will be elected at the Annual Meeting to serve as Class I Directors for a term of three years. The Board has nominated Shelly Finkel and Robert Bogin as candidates for election. Unless authority is withheld, the proxies solicited by the Board will be voted "FOR" the election of these nominees. In case either of these nominees becomes unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

         Class I Directors

     Shelly Finkel has been the Chairman of the Board since April 1993 and was the Chief Executive Officer of the Company from April 1993 through March 1995. Mr. Finkel is 53 years old. Mr. Finkel has been active in the promotional field since June 1965 and has been the President of Shelly Finkel Management, Inc., a New York-based personal management firm, since 1980.

     Robert Bogin has been the President of the Company since August 1997 and a director of the Company since January 1998. Mr. Bogin is 47 years old. From October 1996 to July 1997, Mr. Bogin served as President of RMI, Inc., a real estate investment corporation which he founded. From November 1988 to October 1996, Mr. Bogin initially served as Executive Vice President--Chief Financial Officer, then as President and Chief Executive Officer of Capitol Multimedia, Inc., an international software company specializing in the creation, production and licensing of entertainment and educational CD-ROM multimedia titles for the consumer market.

Information About the Other Directors and Executive Officers

     Class II Directors

     Alan W. Kaufman has been a director of the Company since November 1994. Mr. Kaufman is 59 years old. Mr. Kaufman has been a director since August 1997 and President and Chief Executive Officer since October 1997 of CrossZ Software Corporation, a developer and marketer of business intelligence software. From April 1986 to December 1996, Mr. Kaufman held various positions, including Vice President of Marketing and Vice President of Sales and Marketing, and most recently Executive Vice President of Sales, at Cheyenne Software, Inc. Mr.
Kaufman  was  the  founding   President  of  the  New  York  Software   Industry
Association.

     Donald L. Ptalis has been a director of the Company since March 1996. Mr. Ptalis is 55 years old. Since April 1997, Mr. Ptalis has served as President of PCI, Inc., a computer consulting company which he founded. From January 1995 to April 1997, Mr. Ptalis was the President of Masque Sound & Recording Corp., a sound equipment rental company. From June 1993 to December 1995, Mr. Ptalis managed his personal investments. From 1987 to June 1993, Mr. Ptalis was the President and Chief Executive Officer of Desks Inc., an office furniture supply company.

     Class III Directors

     Jack N. Tobin has been a director of the Company since March 1996. Mr. Tobin is 56 years old. Since March 1989, Mr. Tobin has been the President of Jack Tobin & Associates, Inc., a marketing, public relations and lobbying firm that he founded. Since November 1982, Mr. Tobin has been a member of the State of Florida House of Representatives. As a member of the House of Representatives, Mr. Tobin has served as the Chairman of the Health and Rehabilitative Services, Science Industry and Technologies and Business and Professional Regulation committees. From November 1989 to November 1996, Mr. Tobin chaired the full committee or subcommittee which regulates telecommunications companies operating within the state. Jack Tobin is the father of David S. Tobin, Vice President--Business Affairs, General Counsel and Secretary of the Company.

     Randolph Cherkas has been the Company's Chief Operating Officer since February 1998 and a director of the Company since April 1998. Mr. Cherkas is 36 years old. In February 1994, Mr. Cherkas founded Networks Around the World, Inc. ("NATW") and served as its President until February 1998, when NATW was acquired by the Company (the "NATW Merger"). From July 1993 to February 1994, Mr. Cherkas served as Account Executive for Network Equipment Technologies, a company which designs and sells network solutions to Fortune 500 companies. From July 1984 to July 1993, Mr. Cherkas served as an account executive for IBM.

     J. Mark Rubenstein has been Vice President--Wholesale Sales of the Company since February 1998 and a director of the Company since April 1998. Mr. Rubenstein is 43 years old. In September 1995, Mr. Rubenstein founded Centerpiece Communications, Inc. ("CCI") and served as its President until February 1998, when CCI was acquired by the Company (the "CCI Merger"). From June 1994 to December 1995, Mr. Rubenstein was a financial planner and a registered representative of Raymond James & Associates, Inc. From 1992 to June 1994, Mr. Rubenstein served as President of Qualified Insurance Advisors, Inc., a company which he founded.

     Other Executive Officers

     David S. Tobin has been the Vice President--Business Affairs of the Company since November 1997, General Counsel and Secretary of the Company since March 1996, and General Counsel of Global Link since February 1995. From April 1992 to February 1995, Mr. Tobin was the Assistant General Counsel of Peoples Telephone Company, Inc. ("Peoples"), where he was responsible for acquisitions and general corporate matters. From 1990 to April 1992, Mr. Tobin was an associate of the law firm of Ruden, McClosky, Smith, Schuster and Russell, P.A. David Tobin is the son of Jack N. Tobin, a director of the Company.

     Michael Hoppman has been the Company's Vice President, Chief Financial Officer and Treasurer since September 1997 and Assistant Secretary since April 1998. From 1990 to August 1997, Mr. Hoppman was employed by The Score Board, Inc., a manufacturer, wholesaler and marketer of baseball trading cards, prepaid phone cards and sports and entertainment memorabilia, most recently as Vice President and Chief Financial Officer.

     Cory Eisner has been the Company's Vice President--Enhanced Services since October 1994. From 1977 to October 1994, Mr. Eisner was employed by Phone Programs, Inc., a telepromotions agency specializing in interactive phone services, most recently as Executive Vice President of Sales.

Board Meetings, Committees and Compensation

     The Board met twice during the year ended December 31, 1997 and acted by unanimous written consent numerous times throughout the year.

     The Board currently maintains an Audit Committee, which currently is composed of Alan W. Kaufman and Donald L. Ptalis. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, (i) recommending to the Board the appointment of independent accountants, (ii) reviewing the timing, scope and results of the independent accountants' audit examination and related fees, (iii) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto, (iv) reviewing the scope and adequacy of internal accounting controls and internal auditing activities and (v) making recommendations to the Board with respect to significant changes in accounting policies and procedures. The Audit Committee met once during the year ended December 31, 1997.

     The Board currently maintains a Compensation Committee, which currently is composed of Shelly Finkel, Alan W. Kaufman and Jack N. Tobin. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, (i) reviewing and recommending to the Board the salaries, compensation and benefits of the executive officers and key employees of the Company, (ii) reviewing any related party transactions on an ongoing basis for potential conflicts of interest and (iii) administering the Company's stock option plans. The Compensation Committee met once during the year ended December 31, 1997.

     The members of the Board do not receive any cash compensation for serving as directors, however, the Company reimburses directors for travel and related expenses incurred to attend Board meetings. On March 31st of each year during the term of the 1994 Plan, assuming that there are enough shares then available for grant under the 1994 Plan, each person who is then a director of the Company is awarded stock options to purchase 3,334 shares of Common Stock at the fair market value thereof (as determined in accordance with the 1994 Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. On April 17, 1998, the Board approved an amendment to the 1994 Plan to revise the section of the 1994 Plan that provides for the annual automatic grant of options to directors described above to (i) apply to only non-employee directors and (ii) increase the number of options granted annually to each non-employee director from 3,334 shares to 10,000 shares. The amendment to the 1994 Plan is subject to stockholder approval at the Annual Meeting. See "Proposal II: Approval of an Amendment to the 1994 Performance Equity Plan."

Executive Compensation

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other most highly compensated executive officers (collectively, the "Named Executive Officers") whose compensation exceeded $100,000 in the year ended December 31, 1997:


                          SUMMARY COMPENSATION TABLE(1)

                                                                                  Annual                 Long-Term
                                                                               Compensation             Compensation
Name and Principal                                                                                        Options
Position During Period                                     Fiscal Year          Salary ($)            (No. of Shares)
------------------------                                   -----------          ----------             --------------
Gary Wasserson(2).....................................        1997              205,769                     50,000
Chief Executive Officer                                                                                      3,334(3)
                                                              1996              125,000                      3,334(3)
                                                              1995                  --                         --

David S. Tobin........................................        1997              175,923                     75,000
Vice President--Business Affairs, General Counsel             1996              116,667                     29,303
and Secretary                                                 1995                  --                         --

Cory Eisner...........................................        1997              122,779                     25,000
Vice President--Enhanced Services                             1996              155,000                      5,000
                                                              1995               93,750                      3,334


(1) The Named Executive Officers routinely receive other benefits from the Company, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during the year ended December 31, 1997 did not exceed the lesser of $50,000 or 10% of the compensation set forth above as to any named individual.

(2) In September 1997, the Company amended Mr. Wasserson's employment agreement, pursuant to which Mr. Wasserson agreed to serve as the Company's Chief Executive Officer only until December 31, 1997 and then to be engaged as a consultant until December 31, 1998. In consideration thereof, the Company agreed to (i) pay Mr. Wasserson (a) $50,000, $25,000 of which was paid upon execution of the amendment to Mr. Wasserson's employment agreement and $25,000 was paid on December 31, 1997 and (b) $150,000 in equal monthly installments during the consulting period, (ii) forgive $100,000 of debt owed by Mr. Wasserson so long as he does not violate the terms of the agreement and (iii) granted him immediately exercisable options to purchase 50,000 shares of Common Stock until November 2002 at an exercise price of $6.4375 per share.

(3) Represents immediately exercisable options to purchase 3,334 shares of Common Stock granted pursuant to the 1994 Plan, which provides for stock option grants of 3,334 shares to be made to each director of the Company on March 31st of each year. See "1994 Performance Equity Plan."

     The following table summarizes the number of shares and the terms of stock options granted to the Named Executive Officers in 1997:


             OPTION/SHARE GRANTS DURING YEAR ENDED DECEMBER 31, 1997

                                               Individual Grants
                                                            % of Total
                                                           Options/Shares                        Market
                                          Options/           Granted to         Exercise        Price on
Name and Position                          Shares           Employees in          Price          Date of         Expiration
During Period                             Granted           Fiscal Year         ($/Share)       Grant ($)           Date
-------------------------------           --------          -------------       ---------      ----------        -----------
Gary Wasserson......................       3,334(1)            10.1%             11.125          11.125             3/2007
Chief Executive Officer                   50,000                                  6.4375          6.4375           11/2002

David S. Tobin......................      75,000               14.2%              6.4375          6.4375       1/2  1/1/2003
Vice President--Business                                                                                       1/2  1/1/2004
Affairs, General Counsel
and Secretary

Cory Eisner.........................      25,000                4.7%              6.4375          6.4375       1/3  1/1/2003
Vice President--Enhanced                                                                                       1/3  1/1/2004
Services                                                                                                       1/3  1/1/2005
------------------------------------  ----------------  --------------------  -------------  ---------------  ----------------

(1) Represents immediately exercisable options to purchase 3,334 shares of Common Stock granted pursuant to the terms of the 1994 Plan, which provides for stock option grants of 3,334 shares to be made to each director of the Company on March 31st of each year. See "1994 Performance Equity Plan."


     The following table summarizes the number of exercisable and unexercisable options held by the Named Executive Officers at December 31, 1997, and their value at that date if such options were in-the-money.


              AGGREGATE YEAR-END OPTION VALUES AT DECEMBER 31, 1997

                                               Number of Unexercised Options            Value of Unexercised In-the-Money
Name and Position During Period                     at December 31, 1997               Options at December 31, 1997 ($)(1)
----------------------------------------  ---------------------------------------- -------------------------------------------
                                             Exercisable         Unexercisable        Exercisable           Unexercisable
----------------------------------------  -----------------  -------------------- ------------------  -----------------------
Gary Wasserson..........................        56,668             0                      --                     --
Chief Executive Officer

David S. Tobin..........................        18,192           86,111                   --                     --
Vice President--Business Affairs,
General Counsel and Secretary

Cory Eisner.............................        14,167           27,501                   --                     --
Vice President--Enhanced Services
----------------------------------------  ------------------  -------------------- ------------------  -----------------------

(1) Represents the difference between the aggregate market value at December 31, 1997 of the Common Stock underlying the options (based on a last sale price of $6.25 on that date) and the options' aggregate exercise price.

Employment Agreements

     The Company has entered into employment agreements with each of Shelly Finkel, its Chairman of the Board, Robert Bogin, its President, David S. Tobin, its Vice President--Business Affairs, General Counsel and Secretary, and Cory Eisner, its Vice President--Enhanced Services. Additionally, in connection with the NATW Merger, the Company entered into employment agreements with Randolph Cherkas, its Chief Operating Officer and Gary Liguori, its Director of Wholesale Sales. See Certain Relationships and Related Transactions--The NATW Merger." In connection with the CCI Merger, the Company entered into an employment agreement with J. Mark Rubenstein, its Vice President--Wholesale Sales. See "Certain Relationships and Related Transactions--The CCI Merger."

     Mr. Finkel's employment agreement provides for a term through December 31, 2000, and requires him to devote at least 50% of his business time to the management and operations of the Company. The agreement provides for a base salary of $150,000 per annum, plus an annual cash bonus at the discretion of the Board. If Mr. Finkel is terminated without cause, he will continue to receive his salary through the remainder of his employment term and will be paid a cash bonus equal to the last cash bonus paid to him. If Mr. Finkel is terminated without cause after (i) the Company is sold or otherwise acquired, or (ii) certain persons acquire in one or more transactions beneficial ownership of more than 35% of the voting securities of the Company (in either event, a "Change of Control"), he will receive his salary through the remainder of his employment term and a cash bonus equal to the last bonus paid to him in a single lump sum payment. The agreement prohibits Mr. Finkel from competing with the Company during the term of his employment and for two years thereafter.

     Mr. Bogin's employment agreement provides for a term through December 31, 1999 and for a base salary of $200,000 per annum, plus an annual cash bonus at the discretion of the Board. If Mr. Bogin is terminated without cause after a Change of Control (i) between January 1, 1998 and December 31, 1998, he will receive his salary due through such period and a cash bonus equal to 50% of his annual salary, or (ii) between January 1, 1999 and December 31, 1999, he will receive his salary due through such period plus a cash bonus equal to 100% of his annual salary. If Mr. Bogin is terminated without cause prior to a Change of Control, he will continue to receive his salary through the remainder of his term of employment. The agreement prohibits Mr. Bogin from competing with the Company during the term of his employment and for one year thereafter.

     Mr. Tobin's employment agreement provides for a term through December 31, 2000 and for a base annual salary of $150,000 per annum, plus an annual cash bonus (in addition to any other bonuses that may be granted by the Board) equal to the difference between $175,000 and Mr. Tobin's salary at the year's end. If Mr. Tobin is terminated without cause, he will continue to receive his salary through the remainder of his term of employment, and will be paid a cash bonus equal to the last cash bonus paid to him. If Mr. Tobin is terminated without cause after a Change of Control, he will receive his salary through the remainder of his employment term and a cash bonus equal to the last bonus paid to him in a single lump sum payment. The agreement prohibits Mr. Tobin from competing with the Company during the term of his employment and for two years thereafter.

     Mr. Eisner's employment agreement provides for a term through December 31, 1999 and for a base salary of $125,000 per annum, plus a cash or stock bonus at the discretion of the Board. If Mr. Eisner is terminated without cause, he will receive his salary through the later of December 31, 1999 or the one-year anniversary date of the termination (the "Compensation Period"). The agreement prohibits Mr. Eisner from competing with the Company during the Compensation Period.

Consultants

     In February 1995, the Company entered into two-year consulting agreements with each of Barry Rubenstein, a principal stockholder of the Company, and Eli Oxenhorn. In January 1997, such agreements were extended through February 1999. Pursuant to the terms of their respective consulting agreements, Messrs. Rubenstein and Oxenhorn are to render consulting services for a maximum of eight hours per month with a principal focus on potential mergers, acquisitions and other business combinations and business development activities. Each of Messrs. Rubenstein and Oxenhorn have agreed to certain noncompetition provisions and to refer to the Company any opportunity presented to him to acquire or enter into a business relationship with an entity engaged in activities similar to or synergistic with those of the Company, without the receipt of any finder's fee. In February 1995, the Company granted to each of Messrs. Rubenstein and Oxenhorn, in consideration for the specified consulting services, options to purchase 33,334 shares of Common Stock at an exercise price $14.25 per share, which options became exercisable in February 1996 and remain exercisable until February 2001. In January 1997, in connection with the extension of their respective consulting agreements, each of Messrs. Rubenstein and Oxenhorn were granted options to purchase 25,000 shares of Common Stock at an exercise price of $9.00 per share. These options became exercisable in February 1997 and remain exercisable until February 2002. In January 1998, the Company reduced the exercise prices of all of the options granted to Messrs. Rubenstein and Oxenhorn to $6.563 per share. See "Option Repricing."

     In July 1997, the Company entered into a one-year consulting agreement with Pennsylvania Merchant Group ("Penn Merchant"), pursuant to which Penn Merchant agreed to provide financial public relations consulting services to the Company. In consideration for providing such services, the Company agreed to pay Penn Merchant $25,000 per month and issued to Penn Merchant warrants to purchase 100,000 shares of Common Stock which are currently exercisable at $7.00 per share. Such options will remain exercisable until January 2001.

     In September 1997, the Company amended the employment agreement of Gary Wasserson, the Company's former Chief Executive Officer, pursuant to which Mr. Wasserson agreed to serve as the Company's Chief Executive Officer only until December 31, 1997 and then to be engaged as a consultant until December 31, 1998. In consideration thereof, the Company agreed to (i) pay Mr. Wasserson (a) $50,000, $25,000 of which was paid upon execution of the amendment to Mr. Wasserson's employment agreement and $25,000 was paid on December 31, 1997 and
(b) $150,000 in equal monthly installments during the consulting period, (ii) forgive $100,000 of debt owed by Mr. Wasserson so long as Mr. Wasserson does not violate the terms of the agreement and (iii) granted him immediately exercisable options to purchase 50,000 shares of Common Stock until November 2002 at an exercise price of $6.4375 per share.

     In January 1998, the Company entered into a one-year consulting agreement with JEB Partners, pursuant to which JEB Partners agreed to provide investor relations consulting services to the Company. In consideration for providing such services, the Company agreed to issue JEB Partners warrants to purchase 60,000 shares of Common Stock at an exercise price of $6.125 per share. Such options are currently exercisable and will remain exercisable until January 2003.

1994 Performance Equity Plan

     In October 1994, the Board adopted, and the stockholders approved, the 1994 Plan. The 1994 Plan currently authorizes the granting of awards of up to 500,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. On April 17, 1998, the Board approved an amendment to the 1994 Plan to increase the number of shares authorized for grant from 500,000 shares to 1,500,000 shares, subject to stockholder approval at the Annual Meeting. See "Proposal II: Amendment to the 1994 Performance Equity Plan." Awards consist of stock options (both nonqualified options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1994 Plan. The 1994 Plan is administered by the Board, which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1994 Plan.

     On March 31st of each calendar year during the term of the 1994 Plan, assuming there are enough shares then available for grant under the 1994 Plan, each person who is then a director of the Company is awarded stock options to purchase 3,334 shares of Common Stock at the fair market value thereof (as determined in accordance with the 1994 Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. These are the only awards which currently may be granted to a director of the Company under the 1994 Plan. On April 17, 1998, the Board approved an amendment to the 1994 Plan to revise the section of the 1994 Plan that provides for the annual automatic grant of options to directors described above to (i) apply to only non-employee directors and (ii) increase the number of options granted annually to each non-employee director from 3,334 shares to 10,000 shares. The amendment to the 1994 Plan is subject to stockholder approval at the Annual Meeting. See "Proposal II: Approval of an Amendment to the 1994 Performance Equity Plan."

     As of December 31, 1997, options to purchase 387,856 shares of Common Stock were outstanding under the 1994 Plan, which includes options to purchase 116,668 shares currently held by executive officers, at exercise prices ranging from $6.4375 to $17.25 per share. In addition, pursuant to the terms of the 1994
Plan, on March 31, 1995, 1996, 1997 and 1998, the Company granted to each director of the Company immediately exercisable ten-year options to purchase 3,334 shares of Common Stock for $17.625, $15.75, $11.125 and $7.3125 per share, respectively. In February 1995, in connection with their respective consulting agreements with the Company, Barry Rubenstein and Eli Oxenhorn, stockholders of the Company, each were granted options under the 1994 Plan to purchase 33,334 shares of Common Stock at an exercise price of $14.25 per share. These options vested in February 1996 and remain exercisable until February 2001. In January 1997, in connection with the extension of their respective consulting agreements, Messrs. Rubenstein and Oxenhorn were each granted options under the 1994 Plan to purchase 25,000 shares of Common Stock at an exercise price of $9.00 per share. These options vested in February 1997 and remain exercisable until February 2002. In November 1997, pursuant to the terms of the 1994 Plan, the Company granted options to purchase an aggregate of 132,500 shares of Common Stock to certain of its employees. In January 1998, the Company reduced the exercise prices of an aggregate of 146,007 options outstanding under the 1994 Plan to $6.563 per share, including all of the options granted to Messrs. Rubenstein and Oxenhorn. See "Option Repricing."

Other Options and Warrants

     In March 1995, in connection with the employment of a former executive officer of the Company, the Company granted options to purchase 33,334 shares of Common Stock at an exercise price of $15.00 per share. These options originally vested in three equal annual installments commencing in March 1996 and will remain exercisable for a period of five years from the date of vesting. In May 1997, in connection with such officer's resignation as President and a director of the Company, the Company accelerated the vesting of options to purchase 11,111 shares of Common Stock.

     In January 1996, the Company issued five-year warrants to Whale Securities Co., L.P. ("Whale") and two of its designees to purchase an aggregate of 66,667 shares at an exercise price of $15.375 per share in consideration of consulting services provided to the Company.

     In February 1996, in connection with his employment with the Company,  Gary
J. Wasserson, the Company's former Chief Executive Officer, was granted options to purchase 41,667 shares of Common Stock at an exercise price of $18.375 per share. These options expired in accordance with their terms on December 31, 1997. See "Consultants."

     Also in February 1996, in connection with his employment with the Company, David S. Tobin, Vice President-- Business Affairs, General Counsel and Secretary, was granted options to purchase 16,667 shares of Common Stock at an exercise price of $18.375 per share. 11,110 shares are currently exercisable and the remaining 5,556 shares will vest in February 1999. In January 1998, the Company reduced the exercise price of these options to $6.563 per share. See "Option Repricing."

     In connection with the Global Link Merger, options to purchase 145,000 shares of common stock of Global Link were converted into options to purchase 36,645 shares of Common Stock, at exercise prices ranging from $0.396 to $7.92 per share. In January 1998, the Company reduced the exercise price of certain of these options from $7.92 to $6.563 per share. See "Option Repricing." In addition, warrants issued in connection with the issuance of convertible debentures ("Convertible Debentures") were converted into warrants to purchase 7,085 shares of Common Stock at an exercise price of $13.64 per share.

     In May 1996, the Company consummated a $3,000,000 private offering ("May 1996 Private Placement") in which it sold 30 Units ("Units"), each Unit consisting of 6,667 shares of Common Stock and warrants ("May 1996 Warrants") to purchase 13,334 shares of Common Stock. Whale served as the placement agent in connection with the May 1996 Private Placement and received an option to purchase three Units (an aggregate of 20,000 shares of Common Stock and May 1996 Warrants to purchase 40,000 shares of Common Stock), which Units are identical to the Units sold in the May 1996 Private Placement, at an exercise price of $100,000 per Unit, exercisable until May 10, 2001.

     In December 1996, the Company consummated the December 1996 Private Placement, a private offering from which the Company derived gross proceeds of $3,000,000 through the sale of December 1996 Notes in the aggregate principal amount of $3,000,000 and 1,000,000 December 1996 Warrants. Whale was paid a finder's fee in connection with the December 1996 Private Placement of 50,000 December 1996 Warrants. Additionally, Graubard Mollen & Miller, the Company's general counsel, received $50,000 of December 1996 Notes and 16,667 December 1996 Warrants in payment of certain legal fees and expenses.

     In April 1997, Wheatley and Wheatley Foreign exercised an aggregate of 333,334 December 1996 Warrants at an exercise price of $7.50 per share, resulting in $2,500,000 of gross proceeds to the Company. In consideration for exercising such December 1996 Warrants, the Company issued to Wheatley and Wheatley Foreign Public Warrants to purchase an aggregate of 250,000 shares of Common Stock. See "Certain Relationships and Related Transactions--General."

     In July 1997, in connection with his employment with the Company, Robert Bogin, the Company's President, was granted options to purchase 100,000 shares of Common Stock at an exercise price of $6.563 per share, 50% of which are currently exercisable and 50% of which vest in January 1999. See "Employment Agreements."

     Also in July 1997, the Company issued warrants to Pennsylvania Merchant Group ("Penn Merchant") to purchase 100,000 shares of Common Stock, which are currently exercisable at $7.00 per share, in consideration for Penn Merchant rendering consulting services to the Company. See "Consultants."

     In November 1997, the Company granted options to purchase an aggregate of 205,000 shares of Common Stock to certain of its employees, including (i) options to purchase 100,000 shares of Common Stock at an exercise price of $6.4375 per share to Shelly Finkel, the Company's Chairman of the Board, 50% of which are currently exercisable and 50% of which become exercisable in January 1999 and (ii) options to purchase 25,000 shares of Common Stock at an exercise price of $6.4375 per share to Michael Hoppman, the Company's Chief Financial Officer, 10,000 of which vest in each of August 1998 and 1999, and 5,000 of which vest in August 2000.

     In January 1998, the Company granted options to JEB Partners to purchase 60,000 shares of Common Stock at an exercise price of $6.125 per share in consideration of JEB Partners rendering consulting services to the Company. Such options are currently exercisable and will remain exercisable until January 2003. See "Consultants."

     In April 1998, the Company completed a private offering ("April 1998 Private Placement"), from which the Company received net proceeds of approximately $1,100,000 through the sale of $1,250,000 promissory notes ("April 1998 Notes") and warrants to purchase 178,571 shares of Common Stock ("April 1998 Warrants"). The April 1998 Warrants are exercisable at a price equal to the lesser of: (i) $7.00 or (ii) the price per share at which the Company issues Common Stock in a transaction with aggregate gross proceeds of $4,000,000. The April 1998 Warrants are exercisable until April 2001.

     In April 1998, the Company issued to an investor, who agreed to purchase up to $2,000,000 of Common Stock or other securities at a discount to the market price of such securities ("2,000,000 Commitment"), warrants to purchase 100,000 shares of Common Stock at an exercise price of $7.50 per share. The warrants are immediately exercisable and will remain exercisable until April 13, 2001. In connection with introducing this investor to the Company, the Company granted to each of Messrs. Barry Rubenstein, a principal stockholder of the Company, and Eli Oxenhorn options to purchase 50,000 shares of Common Stock at an exercise price of $7.125 per share. The options become exercisable in September 1998 and will remain exercisable until April 1, 2003.

Option Repricing

     In January 1998, the Company reduced the exercise prices of 196,683 outstanding options to purchase Common Stock from exercise prices ranging from $7.88 to $18.38, to $6.563, the fair market value of the Common Stock on the date of such repricing.

Certain Relationships and Related Transactions

     General

     In March 1994, Gary J. Wasserson purchased all of his shares of common stock of Global Link with a promissory note in the aggregate principal amount of $100,000 bearing interest at a rate of five percent per annum. Although the promissory note became due and payable on March 31, 1997 (on which date there was $15,000 of accrued and unpaid interest on the note), the Board of Directors extended the payment of such note until March 31, 1998. However, in connection with the amendment to Mr. Wasserson's employment agreement in September 1997, the Company agreed to forgive this debt so long as he does not violate the terms of the amendment. The principal executive offices of the Company are leased from JilJac Realty Company, a general partnership owned by Mr. Wasserson. The lease expires in January 2000 and provides for an annual rent of $55,566 during 1998 and $58,344 during 1999. See "Consultants."

     In February 1995, the Company entered into consulting agreements with each of Barry Rubenstein and Eli Oxenhorn, which were extended in January 1997. See "Consultants."

     In February 1996, the Company and two groups of stockholders entered into a voting agreement, pursuant to which, until February 28, 1999, the Company is obligated to nominate four persons designated by one group of stockholders and three persons appointed by a second group of stockholders for election to the Board of Directors at the various stockholders meetings, so long as each group of stockholders continues to hold an aggregate of 183,334 shares of Common Stock. Further, these two groups of stockholders have agreed to vote for the other group's designees as directors of the Company. See "--The Global Link Merger."

     In May 1996, the Company consummated the May 1996 Private Placement. Among the purchasers in the May 1996 Private Placement were a limited partnership in which Mr. Barry Rubenstein is a general partner (which purchased 6,667 shares of Common Stock and May 1996 Warrants to purchase 13,334 shares of Common Stock) and Mr. Oxenhorn (who purchased 6,667 shares of Common Stock and May 1996 Warrants to purchase 13,334 shares of Common Stock).

     In December 1996, the Company consummated the December 1996 Private Placement. Among the purchasers in the December 1996 Private Placement were Shelly Finkel, Chairman of the Board of the Company (who purchased $50,000 of December 1996 Notes and 16,667 December 1996 Warrants), and limited partnerships in which Mr. Rubenstein is either a general partner or an officer and member of a limited liability company that is a general partner (which purchased $2,400,000 of December 1996 Notes and 800,000 December 1996 Warrants).

     In March 1997, the Company entered into an agreement with Wheatley, pursuant to which Wheatley agreed that if the Company does not consummate a financing resulting in gross proceeds to the Company of at least $2,500,000 by June 1, 1997, then Wheatley and Wheatley Foreign would exercise an aggregate of at least 333,334 of the December 1996 Warrants that they received in the December 1996 Private Placement, which would result in the Company's receipt of gross proceeds of at least $2,500,000. In April 1997, the Company requested that Wheatley and Wheatley Foreign exercise 333,334 December 1996 Warrants prior to June 1, 1997 and, in consideration of such exercise, the Company issued to Wheatley and Wheatley Foreign Public Warrants to purchase an aggregate of 250,000 shares of Common Stock.

     In April 1998, limited partnerships in which Mr. Barry Rubenstein is either a general partner or an officer and member of a limited liability company that is a general partner agreed to allow the Company to defer repayment of an aggregate of $2,400,000 of the December 1996 Notes from November 1998 to January 1999.

     In April 1998, in connection with introducing to the Company the investor making the 2,000,000 Commitment, the Company granted to each of Messrs. Barry Rubenstein and Eli Oxenhorn options to purchase 50,000 shares of Common Stock at an exercise price of $7.125 per share. The options become exercisable in September 1998 and will remain exercisable until April 1, 2003.

     The Company believes that each of the foregoing transactions were on terms no less favorable to the Company than those which could have been obtained from unaffiliated third parties. The terms of the foregoing transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in the Company's favor. All future transactions and loans between the Company and its officers, directors and principal stockholders or their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the then disinterested directors of the Company.

     The Global Link Merger

     On January 18, 1996, the Company, Link Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"), and Global Link executed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub was merged with and into Global Link and Global Link became a wholly owned subsidiary of the Company. The Global Link Merger was consummated on February 29, 1996 (the "Merger Date"). The purchase price paid for Global Link was approximately $11,400,000, and the assumption of liabilities.

     In connection with the Global Link Merger, the Company agreed to issue to the holders of Global Link's common stock (the "Global Link Shares"), upon surrender of such shares, an aggregate of 572,773 shares of the Company's Common Stock. Outstanding options to purchase an aggregate of 145,000 Global Link Shares were automatically converted into the right to purchase an aggregate of 36,645 shares of Common Stock.

     In addition, the holders of $2,800,000 aggregate principal amount of Convertible Debentures executed a securities purchase agreement, pursuant to which such holders consented to the Global Link Merger and waived certain rights. $1,400,000 of the Convertible Debentures are due and payable on June 23, 1999 and $1,400,000 of the Convertible Debentures are due and payable on September 14, 1999. The Convertible Debentures are secured by a first lien on all assets of Global Link. The Convertible Debentures bear interest at 6% per annum, payable on May 31st and November 30th of each year. At the option of the holders, the Convertible Debentures are immediately due and payable upon a change in control of Global Link. The Company has guaranteed the payment of principal and interest owed under the Convertible Debentures. The principal amount of the Convertible Debentures is convertible at the option of the holders at any time into shares of Common Stock (the "Conversion Shares") at a conversion price of $9.264 per share. The Company may force the conversion of the Convertible Debentures if (i) the Company has received aggregate gross proceeds of not less than $5,000,000 from certain private placements or public offerings of its securities at a price equal to or greater than $12.00 per share; (ii) the Conversion Shares are the subject of an effective registration statement under the Securities Act or are eligible for sale under an exemption therefrom; (iii) the Common Stock is traded on a national securities exchange or quoted on Nasdaq; (iv) the price of the Common Stock has been at least $10.50 for 30 days prior to the consummation of the offering referred to in (i); and
(v) the lock-up agreements of the Convertible Debenture holders are terminated. Global Link may prepay the Convertible Debentures, subject to the holders' right of conversion, if the Conversion Shares are registered under the Securities Act or an exemption therefrom is available, the Common Stock is listed on a national securities exchange or quoted on Nasdaq and the lock-up agreements of the holders of the Convertible Debentures are terminated.

     On the Merger Date, the Company entered into an employment agreement with each of Gary J. Wasserson and David S. Tobin, who were the Chief Executive Officer and General Counsel, respectively, of Global Link, and then became the Chief Executive Officer and General Counsel and Secretary of the Company, respectively. See "Employment Agreements" and "Consultants."

     In connection with the Global Link Merger, a group consisting of Shelly Finkel, James Koplik, Paul Silverstein and Joseph Clark (collectively, the "GTS Major Stockholders"), who hold an aggregate of 400,580 shares of Common Stock, and another group consisting of Gary J. Wasserson, Jody Frank, Bernard Frank, Edward Marx, Joel D. Hornstein and members of their respective immediate families (collectively, the "Global Link Major Stockholders"), who hold an aggregate of 227,488 shares of Common Stock, entered into a voting agreement, pursuant to which the Company agreed to nominate and use its best efforts to have elected to its Board of Directors and the Board of Directors of Global Link three designees ("Global Link Designees") selected by the Global Link Major Stockholders and four designees ("GTS Designees") selected by the GTS Major Stockholders. Paul Silverstein and Joseph Clark have given Shelly Finkel the right to select the GTS Designees on their behalf. Each of the GTS Major Stockholders agreed to vote all of his shares of Common Stock for the election of each of the three Global Link Designees and each of the Global Link Major Stockholders agreed to vote all of his shares of Common Stock for the GTS Designees. The term of the voting agreement expires on February 28, 1999.

     The NATW Merger

     On February 6, 1998, the Company, Networks Acquisition Corp., a wholly owned subsidiary of the Company, NATW, Randolph Cherkas and Gary Liguori (the "Stockholders") executed a Merger and Reorganization Agreement ("Merger
Agreement"), pursuant to which NATW was merged with and into Networks Acquisition Corp. On February 10, 1998 ("Closing Date"), a Certificate of Merger was filed with the Secretary of State of the State of New Jersey.

     The Company paid a purchase price comprised of (i) $2,000,000 in cash, (ii) an aggregate of 505,618 shares of Common Stock and (iii) $1,000,000 of promissory notes ("NATW Notes"), secured by substantially all of the assets of NATW. The NATW Notes accrue interest at the rate of 6% per annum and are payable as follows: (i) one-half of principal and interest accrued thereon on November 1, 1998 and (ii) four equal payments of $125,000, plus interest accrued thereon, on April 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. In addition, the Company may be required to pay an additional $2,000,000 in consideration to one of the Stockholders if certain financial objectives are achieved. Subsequent to the NATW Merger, this Stockholder agreed to defer $500,000 payable in 1998 if such objectives are achieved to January 1999. The Stockholders also agreed to defer $500,000 originally payable in 1998 under the NATW Notes to January 1999.

     On the Closing Date, the Company entered into an employment agreement with Mr. Cherkas, the President of NATW, who was appointed Chief Operating Officer of the Company. Mr. Cherkas' employment agreement provides for a term through December 31, 2000 and for a base salary of $180,000 per annum, subject to annual increases and bonuses as the Board may, in its discretion, determine. Additionally, the Company has appointed Mr. Cherkas to serve as a director of the Company and agreed to nominate him to serve as a director at each annual meeting of stockholders for so long as he remains an executive officer of the Company.

     On the Closing Date, the Company entered into an employment agreement with Mr. Liguori, the Vice President of NATW, who was appointed the Director of Wholesale Sales of the Company. Mr. Liguori's employment agreement provides for a term through December 31, 2000 and for a base salary of $80,000 per annum, subject to annual increases as the Board in its discretion, may determine. Additionally, Mr. Liguori and the Chief Operating Officer will mutually determine a bonus plan for Mr. Liguori within 30 days after the Closing Date.

     Pursuant to the Merger Agreement, the Company granted "piggy-back" registration rights to the Stockholders. Notwithstanding the foregoing, each stockholder receiving any shares of Common Stock executed a "lock-up" agreement
(i) prohibiting his sale of such shares for a period of one year after the Closing Date and (ii) limiting the number of shares he can sell to 25% of the shares of Common Stock acquired in connection with the NATW Merger during any calendar quarter during the one year period thereafter.

     The CCI Merger

     On February 6, 1998, the Company, CCI Acquisition Corp., a wholly-owned subsidiary of the Company , CCI and J. Mark Rubenstein executed a Merger and Reorganization Agreement ("Merger Agreement"), pursuant to which CCI was merged with and into CCI Acquisition Corp. On February 6, 1998, a Certificate of Merger was filed with the Secretary of State of the State of New Jersey.

     The Company paid a purchase price comprised of (i) $1,500,000 in cash, (ii) 401,284 shares of Common Stock and (iii) a $1,000,000 promissory note ("CCI Note"), secured by substantially all of the assets of CCI. The CCI Note accrues interest at the rate of 8% per annum and is payable as follows: (i) $250,000 plus interest accrued thereon on October 31, 1998, (ii) $250,000 plus interest accrued thereon on January 1, 1999 and (iii) four equal payments of $125,000, plus interest accrued thereon, on April 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000. Subsequent to the CCI Merger, Mr. Rubenstein agreed to defer $250,000 originally payable in 1998 under the CCI Note to January 1999. Furthermore, Mr. Rubenstein entered into an agreement with Shelly Finkel, Chairman of the Board of the Company, pursuant to which Mr. Rubenstein was granted tag along rights to sell his shares of Common Stock in the event Mr. Finkel sells shares of Common Stock owned by him under certain circumstances.

     On the Closing Date, the Company entered into an employment agreement with Mr. Rubenstein, the President of CCI, who was appointed the Vice President--Wholesale Sales of the Company. Mr. Rubenstein's employment agreement provides for a term through December 2001 and a base salary of $150,000 per annum, subject to annual increases and bonuses as the Board may, in its discretion, determine. The Company also agreed to appoint Mr. Rubenstein to serve on the Board of Directors of CCI Acquisition Corp. for so long as Mr. Rubenstein is employed by the Company or any of its affiliates.

     Pursuant to the Merger Agreement, the Company agreed to file a registration statement with the Commission to register the shares of Common Stock issued to Mr. Rubenstein in connection with the CCI Merger on or before November 1, 1998, or to include all such shares in a registration statement which has been filed but not declared effective if allowable under the Securities Act and the rules promulgated thereunder, so that such shares may be sold by Mr. Rubenstein. Additionally, the Company agreed to use its best efforts to cause such registration statement to be declared effective by the Commission no later than January 31, 1999 and once declared effective, to keep it effective until all securities registered thereby are either sold or can be sold under Rule 144(k) under the Securities Act. Notwithstanding the foregoing, Mr. Rubenstein executed a "lock-up" agreement (i) prohibiting his sale of such shares for a period of one year after the Closing Date and (ii) limiting the number of such shares which he may sell in any calendar quarter during the second year thereafter to 25% of the shares of Common Stock; provided, however, in the event Mr. Rubenstein fails to sell the complete 25% during any calendar quarter, he will be entitled to sell, during the next calendar quarter, the lesser of the following percentage of the shares of Common Stock acquired by him in the CCI
Merger: (i) the sum of (A) 25% and (B) the difference between 25% and that percentage sold during the immediately preceding calendar quarter; and (ii) 40%.

    PROPOSAL II: APPROVAL OF AN AMENDMENT TO THE 1994 PERFORMANCE EQUITY PLAN

     In October 1994, the Board adopted, and the stockholders approved, the 1994 Plan, under which an aggregate of 550,000 shares of Common Stock were reserved for issuance upon exercise of options and other stock-based awards granted or which may be granted thereunder. In August 1996, the Company amended the 1994 Plan to increase the number of shares available thereunder from 550,000 shares to 1,500,000 shares, which increase was approved by the Company's stockholders at the Annual Meeting of Stockholders held on August 20, 1996. In March 1997, the Company effected a one-for-three reverse stock split, which reduced the number of shares available under the 1994 Plan to 500,000 shares. On April 17, 1998, the Board approved a further amendment to the 1994 Plan to increase the number of shares of Common Stock available thereunder from 500,000 shares to 1,500,000 shares, subject to approval by the Company's stockholders at the Annual Meeting. As of May 22, 1998, there are outstanding options granted under the 1994 Plan to purchase an aggregate of 451,022 shares of Common Stock. Without giving effect to the proposed amendment, there are 48,978 shares of Common Stock currently available for future grant under the 1994 Plan. The Board believes that the increase in the shares available for issuance upon exercise of options granted or which may be granted under the 1994 Plan is necessary to continue to allow the Company to use stock options to attract and retain employees and consultants of the highest caliber and provide increased incentive for them to continue to promote the well-being of the Company through the grant of options, which acquire value only with an increase in the market value of the Company's Common Stock.

     On April 17, 1998, the Board approved an amendment to the 1994 Plan to revise Section 4.2 of the 1994 Plan, which currently provides for an annual automatic grant of options to purchase 3,334 shares of Common Stock to each director, to (i) apply to only non-employee directors and (ii) increase the number of options granted annually to each non-employee director from 3,334 shares to 10,000 shares. When the 1994 Plan initially was adopted by the Board and approved by the stockholders in October 1994, it provided that the only awards which may be granted to directors would be an annual automatic grant of options to purchase 10,000 shares of Common Stock ("Director Option Grant"). In March 1997, the Company effected a one-for-three reverse stock split, which reduced the Director Option Grant from 10,000 shares to 3,334 shares. Since the reverse stock split, the Company has consummated a public offering and several acquisitions, which have caused the number of shares of Common Stock outstanding to increase from 1,854,544 shares to 5,991,772 shares. Accordingly, the Board believes that increasing the Director Option Grant to the pre-split amount of 10,000 shares is justifiable in order for the Company to continue to attract and retain non-employee directors. In addition, the Board believes that the Director Option Grant is not a sufficient incentive for employees of the Company who also serve as directors. However, because the Director Option Grant is currently the only award which may be granted to directors under the 1994 Plan, the Company only has been able to grant employee directors options outside the 1994 Plan. The Board has determined that it would be better to have the ability to grant employee directors options under the 1994 Plan and, accordingly, seeks stockholder approval to revise Section 4.2 of the 1994 to apply to only non-employee directors.

Summary of the 1994 Plan

     Administration

     The 1994 Plan is administered by the Board or, at its discretion, by the Compensation Committee. The Board has full authority, subject to the provisions of the 1994 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights,
(iii)  Restricted  Stock,  (iv) Deferred Stock,  (v) Stock Reload Options and/or
(vi) other stock-based awards (collectively "Awards"). Subject to the provisions of the 1994 Plan, the Board determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the specific type of Awards to be granted (e.g., Stock Option, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Board of any provisions of, and the determination by the Board of any questions arising under, the 1994 Plan, or any rule or regulation established by the Board pursuant to the 1994

Plan, shall be final, conclusive and binding on all persons interested in the 1994 Plan. Awards under the 1994 Plan are evidenced by agreements between the Company and the Participants.

     Shares Subject to the 1994 Plan

     The 1994 Plan, as amended, authorizes the granting of Awards whose exercise would allow up to an aggregate of 1,500,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 1994 Plan, the shares of Common Stock authorized by the 1994 Plan are subject to adjustment by the Board in the event of a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Company's Common Stock, as a class. The shares of Common Stock acquirable pursuant to the Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock. If any Award granted under the 1994 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 1994 Plan.

     Eligibility

     Subject to the provisions of the 1994 Plan, Awards may be granted to key employees, officers, directors, consultants and sales representatives who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options may be awarded only to persons who, at the time of such awards, are employees of the Company or its wholly- or majority-owned subsidiaries ("Subsidiaries").

     On March 31st of each year during the term of the 1994 Plan, assuming there are enough shares then available for grant under the 1994 Plan, each person who is then a director of the Company is awarded a stock option to purchase 3,334 shares of Common Stock at the fair market value thereof (as determined in the accordance with the 1994 Plan), all of which options are immediately exercisable as of the date of grant and have a term of ten years. Currently, these are the only Awards which may be granted to a director of the Company under the 1994 Plan. As amended, the section of the 1994 Plan relating to the automatic annual grant of options to directors would (i) apply to only non-employee directors and
(ii) provide for an annual automatic grant of options to purchase 10,000 shares of Common Stock to each non-employee director. Accordingly, the Company would be able to grant employee directors options to purchase shares of Common Stock under the 1994 Plan at any time throughout the year and in any amount as determined by the Board.

     Holding Period

     Any equity security issued under the 1994 Plan must be held for at least six months from the date of the grant of the related Award.

     Types of Awards

     Options. The 1994 Plan provides both for "Incentive" stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Nonqualified Options"), both of which may be granted with any other stock based award under the 1994 Plan. The Board will determine the exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option (collectively "Options"). The exercise price of an Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). An Incentive Option may only be granted within a 10-year period from the date the 1994 Plan was adopted and approved and may only be exercised within 10 years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Subject to any limitations or conditions the Board may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common

Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, in cash or in the discretion of the Board, in securities of the Company, or any combination thereof.

     Options granted under the 1994 Plan are generally exercisable only by the Holder during his or her lifetime. The Options granted under the 1994 Plan may not be transferred other than by will or by the laws of descent and distribution, except that the Board may in its sole discretion allow a Non-qualified Option to be transferable, subject to compliance with applicable securities laws.

     Generally, if the Holder is an employee, no Incentive Option, or any portion thereof, granted under the 1994 Plan may be exercised by the Holder unless he or she is employed by the Company or a Subsidiary at the time of the exercise and has been so employed continuously from the time the Incentive Option was granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her Incentive Option for a period of one year (or such other lesser period as the Board may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Incentive Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a Subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's Incentive Option for a period of one year from death (or such other greater or lesser period as the Board specifies at the time of grant) or until the expiration of the stated term of the Incentive Option, whichever is shorter. Further, if the Holder's employment is terminated without cause or due to normal retirement (upon attaining the age of
65), then the portion of any Incentive Option which has vested by the date of such retirement or termination may be exercised for the lesser of three months after retirement or termination or the balance of the Incentive Option's term. The Board is afforded more flexibility with respect to the terms of Non-qualified Options, since such options are not subject to Code requirements.

     Other. The Board may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the 1994 Plan, or may grant SARs on a free-standing basis. In conjunction with Non-qualified Options, SARs may be granted either at or after the time of the grant of such Non-qualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or Common Stock as determined by the Board) equal to the excess fair market value of one share of Common Stock over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR. Additionally, the Board may award shares of Restricted Stock, Deferred Stock and other stock-based awards either alone or in addition to, or in tandem with, other Awards granted under the 1994 Plan.

     Stock Reload Options. The Board may grant Stock Reload Options in conjunction with any Option granted under the 1994 Plan. In conjunction with Incentive Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options. A Stock Reload Option permits a Holder who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method), to receive back from the Company a new Option (at the current market price) for the same number of shares delivered to exercise the Option.

     Acceleration of Award Vesting

     Generally, under the 1994 Plan, if (i) any person or entity other than the Company and/or any stockholders of the Company as of the date the 1994 Plan was adopted acquires securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other awards granted and outstanding under the 1994 Plan will be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all shares of Common Stock subject to such Options and awards on the terms set forth in the 1994 Plan and the respective agreements respecting such Options and awards.

     Withholding Taxes

     Upon the exercise of any Award granted under the 1994 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 1994 Plan and at the discretion of the Board, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

     Term and Amendments

     Unless terminated by the Board, the 1994 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 1994 Plan are no longer outstanding. The Board may at any time, and from time to time, amend the 1994 Plan, except that no amendment may be made which would impair the rights of any Holder of an existing Option or other Award without such Holder's consent.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of participation in the 1994 Plan is only a summary of the general rules applicable to the grant and exercise of Options and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1994 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

     Incentive Options

     The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant.

     If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     Non-qualified Options

     With respect to Non-qualified Options (i) upon grant of the option, the Participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

     If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Participant timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

     Stock Appreciation Rights

     Upon the grant of a SAR, the Participant recognizes no taxable income and the Company receives no deduction. The Participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP served as the Company's independent certified public accountants for the year ended December 31, 1997. The Board has selected KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP will have the opportunity to address the stockholders if such representative so desires and is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions from stockholders.


                           1999 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Philadelphia, Pennsylvania by February 5, 1999.


                                  OTHER MATTERS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                             SOLICITATION OF PROXIES

     The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and may reimburse them for reasonable expenses related thereto. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If any independent entity is used for such solicitation, the Company will be required to pay such firm reasonable fees and reimburse expenses incurred by such firm in the rendering of such solicitation services.


                                               David S. Tobin
                                               Secretary



Philadelphia, Pennsylvania
June 5, 1998

                GLOBAL TELECOMMUNICATION SOLUTIONS, INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on June 30, 1998


 P The undersigned stockholder(s) of GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation ("Company"), hereby appoints Shelly Finkel and David S. Tobin, or either of them, with full power of
 P substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the
 O        Company to be held on June 30, 1998 and at all  adjournments  thereof.
          This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all
 X        of the following proposals.

 Y   1.   Election of the following Class I Directors:  Shelly Finkel and Robert
          Bogin.

                  FOR  |_|                  WITHHELD  |_|

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided)


     2.   Approval of an  amendment to the  Company's  1994  Performance  Equity
          Plan:

            FOR  |_|           AGAINST  |_|               ABSTAIN  |_|


     3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

|_|      I plan on attending the Annual Meeting.

                                            Dated _______________________, 1998


                                            -----------------------------------
                                                           Signature

                                            -----------------------------------
                                                  Signature if held jointly

                    Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.